SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):                  June 20, 2000



                      FRONTLINE COMMUNICATIONS CORPORATION.
             (Exact name of registrant as specified in its charter)


           Delaware                    000-24223                 13-3950283
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)



                One Blue Hill Plaza, Pearl River, New York    10965
               (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:    (914) 623-8553

                                 Not Applicable

           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following financial statements and pro forma financial information omitted from the Company's Report on Form 8-K for the event dated June 20,2000 filed with the Commission on July 5, 2000 in reliance upon instructions 7(a) (4) and 7(b)(2) of Form 8-K, are filed herewith.

     (a)  Financial Statements of Business Acquired.

          Financial Statements of DelaNET, Inc.

         (i)   Report of Independent Certified Public Accountants.

         (ii) Financial Statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998.

         (iii) Unaudited Financial Statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999.


     (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Condensed Combined Financial Statements for Frontline Communications Corporation.

         (i)   Introduction

         (ii) Pro Forma Combined Statements of Operations for the year ended December 31, 1999 and for the three months ended March 31, 2000

         (iii) Notes to Pro Forma Combined Statements of Operations

     (c)  Exhibits

          Reference is made to exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K filed with the Commission on July 5, 2000.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 29, 2000

                                      By:
                                          --------------------------------------
                                          Vasan Thatham
                                          Principal Financial Officer
                                             and Vice President

                                  DelaNET, Inc.









                                                            Financial Statements
                                          Years Ended December 31, 1999 and 1998

                                  DelaNET, Inc.









================================================================================
                                                            Financial Statements
                                          Years Ended December 31, 1999 and 1998

                                                                   DelaNET, Inc.


                                                                        Contents
================================================================================

  Report of independent certified public accountants                         F-3

  Financial statements:
     Balance sheet                                                           F-4
     Statements of operations                                                F-5
     Statements of stockholders' deficit                                     F-6
     Statements of cash flows                                                F-7
     Notes to financial statements                                    F-8 - F-17

Report of Independent Certified Public Accountants



To the Board of Directors of
   Frontline Communications Corporation

We have audited the accompanying balance sheet of DelaNET, Inc. (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further described in Note 10 to the financial statements, subsequent to December 31, 1999, substantially all of the assets of the Company were acquired by Frontline Communications Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DelaNET, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

The financial statements for the year ended December 31, 1998, which were previously audited and reported on by another auditor, have been restated herein, as described in Note 9 to the financial statements.





New York, New York

July 31, 2000

                                                                   DelaNET, Inc.


                                                                   Balance Sheet

================================================================================

December 31, 1999
-------------------------------------------------------------------------------------
Assets
Current:
   Cash                                                                   $    55,969
   Accounts receivable, less allowance for doubtful accounts of $26,000        80,925
-------------------------------------------------------------------------------------
           Total current assets                                               136,894
Property and equipment, net (Notes 3 and 4)                                   327,712
Intangibles, net of accumulated amortization of $11,825 (Note 2)               57,425
Other                                                                          11,936
-------------------------------------------------------------------------------------
                                                                          $   533,967
=====================================================================================
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                                       $   354,800
   Accrued payroll and other current liabilities                              115,003
   Due to stockholders (Note 6)                                               232,389
   RaveNet obligation (Note 2)                                                 26,000
   Current portion of capital lease obligations (Note 4)                       75,275
   Deferred revenue                                                           334,534
-------------------------------------------------------------------------------------
        Total current liabilities                                           1,138,001
Capital lease obligations, less current portion (Note 4)                       88,875
-------------------------------------------------------------------------------------
        Total liabilities                                                   1,226,876
-------------------------------------------------------------------------------------
Commitments and contingencies (Notes 4, 5 and 8)
Stockholders' deficit:
   Common stock, $0.10 par value, 400,000 shares authorized;
      400,000 shares issued and outstanding                                    40,000
   Additional paid-in capital                                                 657,774
   Accumulated deficit                                                     (1,390,683)
-------------------------------------------------------------------------------------
        Total stockholders' deficit                                          (692,909)
-------------------------------------------------------------------------------------
                                                                          $   533,967
=====================================================================================

                                 See accompanying notes to financial statements.

                                                                   DelaNET, Inc.


                                                        Statements of Operations

================================================================================

Year ended December 31,                                     1999           1998
--------------------------------------------------------------------------------
Revenues                                             $ 1,191,278    $   717,732
--------------------------------------------------------------------------------
Costs and expenses:
   Cost of revenues (Note 5)                             865,317        442,981
   Selling, general and administrative (Note 6)          583,386        318,111
   Noncash compensation (Note 6)                         384,000         10,000
   Depreciation and amortization                         141,785         76,474
--------------------------------------------------------------------------------
        Total costs and expenses                       1,974,488        847,566
--------------------------------------------------------------------------------
        Loss from operations                            (783,210)      (129,834)
Interest expense                                         (37,962)       (30,070)
--------------------------------------------------------------------------------
Net loss                                             $  (821,172)   $  (159,904)
================================================================================

                                 See accompanying notes to financial statements.

                                                                   DelaNET, Inc.


                                             Statements of Stockholders' Deficit

================================================================================


Years ended December 31, 1999 and 1998
------------------------------------------------------------------------------------------------------------------------------------



                                                               Common stock           Additional                           Total
                                                          ----------------------        paid-in        Accumulated     stockholders'
                                                          Shares          Amount        capital          deficit         deficit
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998                                   91,280     $     9,128     $    62,872      $  (409,607)     $  (337,607)
Issuance of common stock                                   11,520           1,152          (1,152)              --               --
Issuance of common stock in settlement of
   stockholder loans (Note 6)                              92,708           9,271         222,503               --          231,774
Issuance of common stock for
   compensation (Note 6)                                    4,000             400           9,600               --           10,000
Net loss                                                       --              --              --         (159,904)        (159,904)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December  31, 1998                               199,508          19,951         293,823         (569,511)        (255,737)
Issuance of common stock for
   compensation (Note 6)                                  200,492          20,049         363,951               --          384,000
Net loss                                                       --              --              --         (821,172)        (821,172)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December  31, 1999                               400,000     $    40,000     $   657,774      $(1,390,683)     $  (692,909)
===================================================================================================================================

                                 See accompanying notes to financial statements.

                                                                   DelaNET, Inc.


                                                        Statements of Cash Flows

================================================================================

Year ended December 31,                                                        1999         1998
-------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                               $(821,171)   $(159,904)
   Adjustments to reconcile net loss to net cash provided by (used
      in) operating activities:
        Depreciation and amortization                                       141,785       76,474
        Allowance for doubtful accounts                                     (33,000)      49,000
        Noncash compensation                                                384,000       10,000
        Changes in assets and liabilities, net of effects of
           acquisition of businesses:
              Accounts receivable                                           132,955     (200,830)
              Other assets                                                   (8,437)      (3,500)
              Accounts payable                                              262,092       69,956
              Accrued payroll and other current liabilities                  39,171       38,167
              Deferred revenue                                              140,179       78,797
-------------------------------------------------------------------------------------------------
                Net cash provided by (used in) operating activities         237,574      (41,840)
-------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property and equipment                                    (73,800)     (72,636)
   Acquisition of businesses, net of cash acquired                          (20,250)     (20,000)
-------------------------------------------------------------------------------------------------
                Net cash used in investing activities                       (94,050)     (92,636)
-------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Repayments of notes payable                                              (30,847)      (8,255)
   Payment on RaveNet obligation                                             (3,000)          --
   Net proceeds from stockholder loans                                       17,158      168,364
   Repayments of capital lease obligations                                  (70,866)     (27,311)
-------------------------------------------------------------------------------------------------
                Net cash provided by (used in) financing activities         (87,555)     132,798
-------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                              55,969       (1,678)
Cash, beginning of year                                                          --        1,678
-------------------------------------------------------------------------------------------------
Cash, end of year                                                         $  55,969    $      --
=================================================================================================
Supplemental disclosure of cash flow information:
   Interest paid                                                          $  37,962    $  30,070
=================================================================================================
Supplemental disclosures of non-cash investing and financing activities:
      Capital lease obligations incurred for the purchase of equipment    $ 133,495    $  69,892
      Notes payable issued for the purchase of intangible assets          $      --    $  29,000
=================================================================================================
Supplemental disclosure of non-cash financing activities:
   Common stock issued in settlement of stockholder loans                 $      --    $ 231,774
=================================================================================================

                                 See accompanying notes to financial statements.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

1.   Summary of Significant
     Accounting Policies

     Organization and Basis of Presentation

     DelaNET, Inc. (the "Company") was incorporated on May 17, 1996 under the laws of the State of Delaware. The Company is an internet service provider serving the greater Delaware area, including parts of Pennsylvania and New Jersey.

     As further described in Note 10, subsequent to December 31, 1999, substantially all of the assets of the Company were acquired by Frontline Communications Corporation. No adjustments have been made in these financial statements as a result of such acquisition.

     Revenue Recognition

     Revenue related to internet services is recognized over the period in which services are provided. Deferred revenue represents prepaid subscription fees by subscribers.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Property and equipment under capital leases is stated at the present value of minimum lease payments and is amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

                                                                      Years
     ------------------------------------------------------------------------
     Computer equipment                                                 3-5
     Furniture and fixtures                                               7
     Leasehold improvements                                               3
     ========================================================================


     Intangibles

     Intangibles consist of purchased customer bases. Amortization is calculated using the straight-line method over five years, the expected benefit period.

     Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," long-lived assets, such as property and equipment and intangibles, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of such assets. Through December 31, 1999, the Company has not recorded any such impairment.

     Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, the Company is not subject to Federal or state income taxes directly. Income or loss of the Company passes through to the individual stockholders.

     Unaudited pro forma income tax information included in Note 6 is presented in accordance with SFAS No. 109, "Accounting for Income Taxes," as if the Company had been subject to Federal and state income taxes for the years ended December 31, 1999 and 1998.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

     Advertising

     All costs associated with advertising services are expensed as incurred. Advertising expense of approximately $58,000 and $13,000 for the years ended December 31, 1999 and 1998, respectively, is included in selling,
     general  and  administrative   expenses.

     Financial Instruments and Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At December 31, 1999, the fair value of the Company's financial instruments approximate their carrying value based on their terms and interest rates.

     Comprehensive Income (Loss)

     The  Company  has  no  components  of  comprehensive   income  or  expense.
     Accordingly, the Company's comprehensive loss and net loss are equal for all periods presented.

     Recent Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate the new standard will have any effect on its financial statements.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

     In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB Opinion No. 25 ("FIN No. 44"). FIN No. 44 clarifies the application of APB Opinion No. 25 for certain issues including:

     (a) the definition of an employee for purposes of applying APB Opinion No. 25,

     (b)  the  criteria  for   determining   whether  a  plan   qualifies  as  a
          noncompensatory plan,

     (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and

     (d) the accounting for an exchange of stock compensation awards in a business combination.

     In general, FIN No. 44 is effective July 1, 2000. The Company does not expect the adoption of FIN No. 44 to have a material impact on its financial position or results of operations.

2.   Acquisitions

     On December 23, 1998, the Company entered into a stock purchase agreement (the "Agreement") with RaveNet Systems, Inc. ("RaveNet") to acquire 100% of the outstanding common stock of RaveNet in exchange for $20,000 and an obligation to pay an additional $80,000 within six months from the date of the Agreement. As of December 31, 1999, the Company had paid the $20,000 and an additional $3,000 and was in negotiations to reduce the overall original purchase price. In accordance with a settlement agreement entered into in May 2000 between the Company and the former RaveNet stockholders, the purchase price was deemed to be $49,000, all of which was allocated to purchased customer base, included in intangibles to be amortized over five years, the expected benefit period. The remaining obligation to RaveNet of $26,000 is reflected in the financial statements as of December 31, 1999 and was subsequently paid in May 2000.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

     On June 30, 1999, the Company entered into an asset purchase agreement with New World Internet Providers, Inc. ("New World") to acquire the customer base and assume certain liabilities of New World in exchange for $10,000. The customer base, with a value of $20,250, is included in intangibles to be amortized over five years, the expected benefit period.

3.   Property and Equipment

     Property and equipment consists of the following:


     December 31, 1999
     ---------------------------------------------------------------------------
     Computer equipment                                               $ 547,295
     Furniture and fixtures                                              10,076
     Leasehold improvements                                              22,037
     ---------------------------------------------------------------------------
                                                                        579,408
     Less:  Accumulated depreciation and amortization                  (251,696)
     ---------------------------------------------------------------------------
           Total                                                      $ 327,712
     ===========================================================================


     Included in computer equipment is equipment under capitalized leases with costs of $274,680 and accumulated amortization of $115,870 at December 31, 1999.

4.   Leases

     The Company leases certain computer and office equipment under capitalized leases, and office space under noncancelable operating leases, expiring at various dates through 2002.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

     Future minimum annual lease payments under capitalized leases as of December 31, 1999 are as follows:


     ---------------------------------------------------------------------------
     2000                                                              $105,485
     2001                                                                44,116
     2002                                                                58,688
     ---------------------------------------------------------------------------
     Total minimum lease payments                                       208,289
     Less:  Amount representing interest                                (44,139)
     ---------------------------------------------------------------------------
     Present value of minimum lease payments                            164,150
     Less:  Current portion                                             (75,275)
     ---------------------------------------------------------------------------
                                                                      $  88,875
     ===========================================================================


     Future minimum lease commitments under a noncancelable operating lease as of December 31, 1999 are approximately $15,000 and $7,000 for the years ended December 31, 2000 and 2001, respectively.

     Rent expense for the years ended December 31, 1999 and 1998 amounted to approximately $19,000 and $12,000, respectively.

5.   Major Vendors

     During the years ended December 31, 1999 and 1998, the Company purchased a significant portion of its cost of revenues from a few major vendors. During the year ended December 31, 1999, purchases from three vendors totaled 32%, 24% and 11% of the Company's total cost of revenues. During the year ended December 31, 1998, purchases from four vendors totaled 18%, 15%, 14% and 12% of the Company's total cost of revenues.

     Additionally, the Company has entered into service agreements through 2004 with certain of its vendors. Annual commitments under such agreements aggregate approximately $150,000, $112,000, $71,000, $71,000 and $43,000
     for the years ending December 31, 2000 through 2004, respectively. In connection with the asset purchase agreement, as described in Note 10, commitments under such service agreements have been assumed by Frontline Communications Corporation as of June 20, 2000.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

6.   Related Party Transactions

     During 1999 and 1998, certain stockholders of the Company incurred various operating expenses on behalf of the Company. These amounts have been recorded as expenses by the Company in the periods incurred. Amounts due to stockholders, which are short-term and noninterest-bearing, totaled $232,389 at December 31, 1999.

     During 1999, the Company issued 200,492 shares of its common stock, with a fair value of $384,000, to two of its officers/stockholders, which has been charged to the Company's 1999 operations as noncash compensation.

     During 1998, the Company  issued 92,708 shares of its common stock,  with a
     fair  value  of  $231,774,   as  settlement  of  certain   amounts  due  to
     stockholders.

     During 1998, the Company issued 4,000 shares of its common stock, with a fair value of $10,000, to two employees, which has been charged to the Company's 1998 operations as noncash compensation.

     During 1999, cash compensation to three officers/stockholders totaled $36,000. During 1998, there was no such cash compensation to those individuals.

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

7.   Income Taxes (Unaudited)

     As a Subchapter S corporation, the Company is not subject to Federal or state income taxes directly. Unaudited pro forma income tax expense (recovery) which would have resulted if the Company was a C corporation for income tax reporting purposes, differs from the amounts that would result from applying the Federal statutory rate of 34% as follows:


     December 31,                       1999                      1998
     ---------------------------------------------------------------------------
     Federal income taxes
       (recoveries)
       computed at the
       statutory rate           $(279,198)     (34.0)%      $(54,367)    (34.0)%
     State income taxes
       (recoveries), net of
       Federal benefit            (45,164)      (5.5)         (8,795)     (5.5)
     Change in valuation
       allowance                  324,000       39.5          63,000      39.5
     Other                            362         --             162        --
     ---------------------------------------------------------------------------
           Total                $      --         --%       $     --        --%
     ===========================================================================


     Temporary differences that give rise to the components of pro forma deferred tax assets and liabilities as described above are approximately as follows:


     December 31, 1999
     ---------------------------------------------------------------------------
     Deferred tax assets:
        Net operating loss carryforward                             $  434,000
        Accounts receivable                                             10,000
        Deferred revenue                                               132,000
     ---------------------------------------------------------------------------
        Gross deferred tax assets                                      576,000
     Deferred tax liability:
        Property and equipment                                         (27,000)
     ---------------------------------------------------------------------------
        Net deferred tax asset                                         549,000
     Valuation allowance                                              (549,000)
     ---------------------------------------------------------------------------
        Net deferred tax asset                                      $       --
     ===========================================================================

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

8.   Legal Proceedings

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position, results of operations or liquidity.

9.   Restatement

     During the course of the audit of the Company's financial statements for the year ended December 31, 1999, and the re-audit of the financial statements for the year ended December 31, 1998, the Company became aware of certain required adjustments, primarily in the accounts payable, RaveNet obligation and accounts receivable balances as of December 31, 1998. The financial statements for the year ended December 31, 1998 have been restated to reflect these adjustments, as summarized below:


     ---------------------------------------------------------------------------
     Net loss  -  as previously reported                              $(208,000)
     Adjustments -  increase (decrease):
        Additional cost of revenues                                     (75,000)
        Allowance for doubtful accounts                                  78,000
        Reversal of write-off of intangible asset                        50,000
        Other                                                            (4,904)
     ---------------------------------------------------------------------------
     Net loss - as adjusted                                           $(159,904)
     ===========================================================================

                                                                   DelaNET, Inc.


                                                   Notes to Financial Statements

================================================================================

10.  Subsequent Event

     On June 20, 2000 (the "Closing Date"), pursuant to an Asset Purchase Agreement, substantially all of the assets of the Company were acquired by Frontline Communications Corporation ("Frontline") for consideration of approximately $3,697,000, subject to certain adjustments, as follows: (1) $1,750,000 cash paid to the Company on the Closing Date; (2) $250,000 placed in escrow on the Closing Date, to be distributed in accordance with an escrow agreement; (3) 200,000 shares of unregistered common stock of Frontline, valued at $321,400; (4) a convertible promissory note in the principal amount of $728,600 (the "Convertible Promissory Note"); and (5) the assumption of approximately $647,000 of liabilities. The principal amount of the Convertible Promissory Note is payable in full on June 20, 2003, with the right of early repayment, and bears interest at a rate of 4% per annum, payable semi-annually commencing on December 20, 2000. Pursuant to the Convertible Promissory Note, Frontline will have the option to convert the principal amount and any unpaid accrued interest into unregistered shares of common stock of Frontline, at a conversion rate of $8 per share, if, at any time during the term of the Convertible Promissory Note, the closing price of the common stock of Frontline equals or exceeds $10 per share.

                                  DelaNET, Inc.


                              Financial Statements


                       For the period ended March 31, 2000

                                  DelaNET, Inc.




Table of contents


Financial Statements (unaudited):


         Condensed Balance Sheets                             1

         Condensed Statements of Operations                   2

         Condensed Statements of Cash flows                   3

         Notes to Condensed Financial Statements              4

DelaNET, Inc.
Condensed Balance Sheet

                                                                           March 31,      December 31,
                                                                             2000           1999 (1)
                                                                          -----------    -----------
                                                                          (Unaudited)
ASSETS
Current:
   Cash                                                                   $    79,012    $    55,969
   Accounts receivable, net of allowance for doubtful accounts                110,035         80,925
   Prepaid expenses and other                                                   1,530             --
                                                                          -----------    -----------
                              Total current assets                            190,577        136,894

Property and equipment, net                                                   407,160        327,712
Intangibles, net                                                               52,969         57,425
Other                                                                          11,936         11,936

                                                                          -----------    -----------
                                                                          $   662,642    $   533,967
                                                                          ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                  $   515,393    $   469,803
   Due to stockholders                                                        232,389        232,389
   RaveNet obligation                                                          26,000         26,000
   Deferred revenue                                                           339,886        334,534
   Current portion of capitalized lease obligations                            70,000         75,275
                                                                          -----------    -----------
                            Total current liabilities                       1,183,668      1,138,001

Capitalized lease obligations, net of current portion                         153,873         88,875

                                                                          -----------    -----------
                                Total liabilities                           1,337,541      1,226,876
                                                                          -----------    -----------

Stockholders' deficit:
   Common Stock, $.01 par value, 400,000 authorized,  400,000 issued
      and outstanding                                                          40,000         40,000
   Additional paid-in capital                                                 657,774        657,774
   Accumulated deficit                                                     (1,372,673)    (1,390,683)
                                                                          -----------    -----------
                           Total stockholders' deficit                       (674,899)      (692,909)

                                                                          -----------    -----------
                                                                          $   662,642    $   533,967
                                                                          ===========    ===========

(1) The condensed balance sheet at December 31, 1999 is derived from audited financial statements at that date.


     See notes to condensed financial statements.

DelaNET, Inc.
Condensed Statements of Operations
(Unaudited)

                                                          Three months ended
                                                        March 31,      March 31,
                                                          2000           1999
                                                       ---------      ---------

Revenues                                               $ 531,106      $ 250,263

Costs and expenses:
  Cost of revenues                                       356,372        194,262
  Selling, general and administrative                    149,626        126,159
  Depreciation and amortization                           28,256         23,455
                                                       ---------      ---------
                   Total costs end expenses              534,254        343,876
                                                       ---------      ---------

Loss from operations                                      (3,148)       (93,613)

Other income (expense):
  Interest expense                                       (11,118)        (9,538)
  Other income                                            32,276             --
                                                       ---------      ---------
Net income (loss)                                      $  18,010      ($103,151)
                                                       =========      =========



     See notes to condensed financial statements.

DelaNET, Inc.
Condensed Statements of Cash Flows
(Unaudited)

                                                                        Three months ended
                                                                       March 31,    March 31,
                                                                         2000         1999
                                                                       ---------    ---------
Cash flows from operating activities:
Net income (loss)                                                      $  18,010    ($103,151)
Adjustments to reconcile net income to net cash provided by
operating activities:
   Depreciation and amortization                                          28,256       23,455

   Changes in assets and liabilities net of effect of acquisition of businesses
       Accounts receivable                                               (29,110)     (11,744)
       Prepaid expenses and other assets                                  (1,530)        (100)
       Accounts payable and accrued expenses                              45,580      161,084
       Deferred revenue                                                    5,352       70,944
                                                                       ---------    ---------
                 Net cash provided by operating activities                66,558      140,488
                                                                       ---------    ---------

Cash flows from investing activities:
      Acquisition of property and equipment                              (18,135)     (12,682)
                                                                       ---------    ---------
                               Net cash used in investing activities     (18,135)     (12,682)
                                                                       ---------    ---------

Cash flows from financing activities:
     Repayments of capital lease obligations                             (25,380)     (16,607)
                                                                       ---------    ---------
                               Net cash used in financing activities     (25,380)     (16,607)
                                                                       ---------    ---------

Net increase in cash                                                      23,043      111,199

Cash, beginning of period                                                 55,969           --
                                                                       ---------    ---------
Cash, end of period                                                    $  79,012    $ 111,199
                                                                       =========    =========

Supplemental information:
Approximate interest paid during the period                            $  11,000    $   9,500
Capital lease obligations incurred for the purchase of equipment       $  86,000    $  11,000


     See notes to condensed financial statements.

DelaNET, Inc.

Notes to Condensed Financial Statements (Unaudited)
March 31, 2000


NOTE A-BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, the accompanying financial statements include all normal recurring adjustments considered necessary for the fair presentation of the results for interim periods. These unaudited interim financial statements should be read in conjunction with the audited financial statements included elsewhere in this Form 8-K/A. The results for the interim periods are not necessarily indicative of the results to be expected for an entire year or any future periods.

NOTE B- SUBSEQUENT EVENT

     On June 20, 2000 (the' Closing Date"), pursuant to an Asset Purchase Agreement, substantially all of the assets of the Company were acquired by
Frontline Communications Corporation ("Frontline") for consideration of approximately $3,697,000, subject to certain adjustments, payable as follows:
(1) $1,750,000 cash was paid to the Company on the Closing Date; (2) $250,000 was placed in escrow on the Closing Date to be distributed in accordance with an escrow agreement; (3) 200,000 shares of unregistered common stock of Frontline, valued at $321,400; (4) a convertible promissory note in the principal amount of $728,600 (the" Convertible Promissory Note") ; and (5) the assumption of approximately $647,000 of liabilities. The principal amount of the Convertible Promissory Note is payable in full on June 20, 2003, with the right of early payment, and bears interest at a rate of 4% per annum, payable semi-annually commencing on December 20,2000. Pursuant to the Convertible Promissory Note, Frontline will have the option to convert the principal amount and any unpaid accrued interest into unregistered shares of common stock of Frontline, at a conversion price of $8 per share, if, at any time during the term of the Convertible Promissory Note, the closing price of the common stock of Frontline equals or exceeds $10 per share. No adjustments have been made in these financial statements as a result of such acquisition by Frontline.

                      Frontline Communications Corporation
                                and DelaNET, Inc.

               Unaudited Pro Forma Combined Financial Information

     On June 20, 2000 (the "Closing date"), pursuant to an Asset Purchase Agreement, Frontline Communications Corporation ("Frontline") acquired substantially all of the assets of DelaNET, Inc. ("Delanet") for consideration of approximately $3,697,000, subject to certain adjustments, payable as follows:
(1) $1,750,000 cash was paid to Delanet on the Closing Date; (2) $250,000 was placed in escrow on the Closing Date, to be distributed in accordance with an escrow agreement; (3) 200,000 shares of unregistered common stock of Frontline, valued at $321,400 (4) a convertible promissory note in the principal amount of $728,600 (the "Convertible Promissory Note"); and (5) the assumption of approximately $647,000 of liabilities. The principal amount of the Convertible Promissory Note is payable in full on June 20, 2003, with the right of early payment, and bears interest at a rate of 4% per annum, payable semi annually commencing on December 20, 2000. Pursuant to the Convertible Promissory Note, Frontline will have the option to convert the principal amount and any unpaid accrued interest into unregistered shares of common stock of Frontline, at a conversion price of $8 per share, if, at any time during the term of the Convertible Promissory Note, the closing price of the common stock of Frontline equals or exceeds $10 per share.

     The accompanying unaudited Pro Forma Combined Statements of Operations have been derived from Frontline's and Delanet's statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000. Adjustments have been made to such information to give effect to the Delanet acquisition and assumed public sale of Series B Convertible Redeemable preferred stock by Frontline for $2 million issued in February 2000 to fund the cash portion of the acquisition as if each of the transactions had occurred as of the beginning of the earliest period covered by these Pro Forma Combined Statements of Operations.

     The unaudited Pro Forma Combined Statements of Operations have been included as required and allowed by the rules of the Commission and are provided for informational purposes only. The Pro Forma Statements of Operations do not purport to be indicative of the results of the operations which would have been obtained if the acquisition had been effected on the date indicated or which may be obtained in the future. The accompanying unaudited Pro Forma Combined Statements of operations should be read in conjunction with the respective historical financial statements of Frontline and that of Delanet which are contained elsewhere herein.

     A consolidated balance sheet subsequent to the Closing Date was included in Frontline's unaudited interim financial statements as of June 30, 2000, as filed on Form 10-QSB on August 14,2000. As such no pro forma balance sheet is provided herein.

FRONTLINE COMMUNICATIONS CORPORATION and DELANET, Inc.
Pro Forma Combined Statement of Operations
For the year ended December 31, 1999
(Unaudited)


                                                            Historical                Pro Forma                          Pro Forma
                                                    Frontline         DelaNet        Adjustments         Note            Combined
                                                   ------------     ------------     ------------  ---------------     ------------
Revenues                                           $  2,975,213     $  1,191,278                                       $  4,166,491
                                                   ------------     ------------                                       ------------

Costs and expenses:
      Cost of revenues                                2,015,824          865,317                                          2,881,141
      Selling, general and administrative             5,235,711          583,386           56,000          1              5,875,097
      Depreciation and amortization                   1,764,373          141,785        1,311,321          2              3,217,479
      Non-cash compensation charge                      754,220          384,000         (384,000)         1                754,220
                                                   ------------     ------------     ------------                      ------------
                                                      9,770,128        1,974,488          983,321                        12,727,937
                                                   ------------     ------------     ------------                      ------------
Loss from operations                                 (6,794,915)        (783,210)        (983,321)                       (8,561,446)

Other income (expense):
   Interest and other income                             82,411                                                              82,411
   Interest expense                                     (44,754)         (37,962)                                           (82,716)
                                                   ------------     ------------     ------------                      ------------
Net loss                                             (6,757,258)        (821,172)        (983,321)                       (8,561,751)
                                                   ------------     ------------     ------------                      ------------


Preferred dividends                                                                        80,000          3                 80,000
                                                   ------------     ------------     ------------                      ------------
Net loss applicable to common shares               ($ 6,757,258)    ($   821,172)    ($ 1,063,321)                     ($ 8,641,751)
                                                   ============     ============     ============                      ============

Loss per common share-basic and diluted            ($      1.90)                                                       ($      2.30)
                                                   ============                                                        ============

Weighted average number of  common shares
   outstanding- basic and diluted                     3,550,231                                            4              3,750,231
                                                   ============                                                        ============

FRONTLINE COMMUNICATIONS CORPORATION and DELANET, Inc.
Pro Forma Combined Statement of Operations
For the three months ended March 31, 2000
(Unaudited)


                                                           Historical                Pro Forma                          Pro Forma
                                                   Frontline         DelaNet        Adjustments         Note            Combined
                                                  ------------     ------------     ------------  ---------------     ------------
Revenues                                          $     934,654    $     531,106                                      $   1,465,760
                                                  -------------    -------------                                      -------------

Costs and expenses:
      Cost of revenues                                  592,527          356,372                                            948,899
      Selling, general and administrative             1,553,918          149,626           14,000          1              1,717,544
      Depreciation and amortization                     661,463           28,256          327,830          2              1,017,549
                                                  -------------    -------------    -------------                     -------------
                                                      2,807,908          534,254          341,830                         3,683,992
                                                  -------------    -------------    -------------                     -------------
Loss from operations                                 (1,873,254)          (3,148)        (341,830)                       (2,218,232)

Other income (expense):
   Interest and other income                             93,299           32,276                                            125,575
   Interest expense                                     (38,616)         (11,118)                                           (49,734)
                                                  -------------    -------------    -------------                     -------------
Net loss                                             (1,818,571)          18,010         (341,830)                       (2,142,391)
                                                  -------------    -------------    -------------                     -------------

Dividends related to beneficial conversion
  feature of preferred stock                          5,856,497                                                           5,856,497

Preferred dividends                                      62,747                             9,556          3                 72,303
                                                   -------------   -------------    -------------                     -------------
Net loss applicable to common shares              ($  7,737,815)   $      18,010    ($    351,386)                    ($  8,071,191)
                                                  =============    =============    =============                     =============

Loss per common share-basic and diluted           ($       1.73)                                                      ($       1.73)
                                                  =============                                                       =============

Weighted average number of  common shares
   outstanding- basic and diluted                     4,462,909                                            4              4,662,909
                                                  =============                                                       =============

                      Frontline Communications Corporation
                                and DelaNET, Inc.

               Unaudited Pro Forma Combined Financial Information


Pro Forma adjustments

The Pro Forma Adjustments to the Unaudited Pro Forma Statements of Operations are as follows:

1.   To  adjust   historical   compensation  of  officers  to  compensation  per
     consulting agreements entered into at date of acquisition.

2. To reflect amortization of acquired intangibles, using estimated useful life of 3 years.

3. To record the dividend payable on Series B Convertible Redeemable preferred stock.

4. The weighted average number of shares have been adjusted for issuance of 200,000 shares of Frontline's common stock for Delanet acquisition.